Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of First Robinson Financial Corporation (the “Company”) for the quarterly period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date of this Certification (the “Report”), we, Rick L. Catt, Chief Executive Officer and Jamie E. McReynolds, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of the written statement required by Section 906, has been provided to First Robinson Financial Corporation and will be retained by First Robinson Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Rick L. Catt	By:	/s/ Jamie E. McReynolds
Name: Rick L. Catt		Name: Jamie E. McReynolds
Chief Executive Officer		Chief Financial Officer
February 14, 2012		February 14, 2012